Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Ulrich Gottschling

Chief Financial Officer

(949) 442-5596

ir@srslabs.com

SRS LABS REPORTS LICENSING REVENUE FROM CONTINUING OPERATIONS FOR THE FISCAL FIRST QUARTER 2006 GREW NEARLY 33 PERCENT COMPARED TO 2005

Santa Ana, Calif., May 11, 2006 - SRS Labs (NASDAQ: SRSL), a leading supplier of surround sound, audio, and voice technologies, announced today that licensing revenue from continuing operations for the fiscal first quarter ending March 31, 2006, increased by 32.8 percent to $4.3 million from $3.3 million for the same period in fiscal 2005. The company reported net income from continuing operations for the fiscal first quarter 2006 of $151 thousand, or $.01 per diluted share, compared to net income of $206 thousand, or $ 0.01 per diluted share, for the same period in the prior year.

Total operating expenses during the first quarter from continuing operations increased from $3.0 million in 2005 to $4.2 million in 2006. Included in this increase is $343 thousand related to stock based compensation expense recorded under FAS 123R and $150 thousand related to the company’s separation from its former chief financial officer. Additional increases in expenses were noted in sales and marketing due to increased headcount, commissions on higher sales and expanded marketing activities. General and Administrative expenses increased due to higher professional fees expenses and consulting agreements related to human resources management and investor relations activities.

In February 2006, SRS announced its intention to sell its Hong Kong-based semiconductor business, Valence Technology Limited, in order to focus increased management attention and financial resources on what it believes to be a large and expanding market opportunity for its licensing business. The company also announced at that time that it expects to divest its entire equity interest in a joint venture between the company and Coming Home Studios LLC. As a result of these decisions, beginning with the first quarter ended March 31, 2006, the company is accounting for the semiconductor business segment as well as the Coming Home Studio joint venture as discontinued operations. The company reported net income from discontinued operations of $11 thousand for the quarter ended March 31, 2006, compared to net income from discontinued operations of $15 thousand for the same period in the prior year.

“We are pleased that our results in the first quarter of 2006 are consistent with the past five quarters of continuing growth in our licensing operations. While growth in all five market segments contributed to our success this quarter, the home entertainment market segment continues to be the major contributor to our licensing revenue, fueled in particular by our success in flat panel televisions and monitors,” said Thomas C.K. Yuen, Chairman and CEO of SRS Labs, Inc. “In the first quarter, we introduced a version of SRS WOW HD optimized specifically for televisions. This new technology expands our already broad reach in televisions with SRS TruSurround XT and leverages the global strength of the SRS WOW brand, providing a good foundation for us to build upon.”  The company also noted a significant increase in net revenue during the first quarter of 2006 from the portable media devices and automotive segments as compared to the first quarter of 2005.

– More –

To position the company to participate more broadly in what it believes are expanding opportunities in Asia as well as Europe, the company recently announced that it has added new sales personnel in Taiwan and Europe.

Yuen said, “We believe that adding to our sales force in Asia will allow us to maximize our revenue opportunities with new and existing customers. Additionally, we believe that the European region represents a growing opportunity for us and the relationships we have with both customers and chip partners can now be better leveraged. Expanding local support will further enhance our ability to quickly meet our customer’s needs, thereby building our business.”

Conference Call

SRS will host a conference call and webcast at 2 p.m. Pacific time today (5 p.m. Eastern Time) to review its fiscal 2006 first quarter results. The dial-in number for the call in North America is 866-802-4305 and 703-639-1317 for international callers. The call will also be webcast live over the Internet. Simply log-on to www.srslabs.com.

The webcast will be archived on the company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 5 p.m. Pacific Time on May 11. The audio replay dial-in number for North American is 866-837-8032. The replay pass code is 902570.

About SRS Labs, Inc.

SRS Labs is a recognized leader in the advancement of audio and voice technology. The company works with the world’s top manufacturers to provide a richer entertainment experience through patented sound techniques. SRS Labs’ technologies can be heard through products ranging from televisions, LCD and plasma monitors, cell phones, MP3 players, car audio systems, and notebook and desktop computers. The company also offers hardware and software tools to professionals and consumers for the creation, production and broadcast of content featuring SRS Labs’ technologies. Based in Santa Ana, Calif., the company also has licensing representation in Hong Kong, Japan, China, Europe, and Korea. For more information about SRS Labs, Inc. please visit www.srslabs.com. The information on the aforementioned website is not incorporated by reference into this press release.

Except for historical information contained in this release, statements in this release, including those of Mr. Yuen are forward-looking statements and projections (which include statements concerning plans and objectives of management for future operations) that are based on management’s belief, as well as assumptions made by, and information currently available to, management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company’s goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the company’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. Some of these factors include uncertainties related to the sale of Valence Technology Limited and the divestiture of the company’s equity investment in the joint venture, the general market conditions concerning the semiconductor business, the acceptance of new SRS Labs’ products and technologies, the impact of competitive products and pricing, the timely development and release of technologies by the company, general business and economic conditions, especially in Asia, and other factors detailed in the company’s Form 10-K and other periodic reports filed with the SEC. SRS Labs specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

SRS LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenues	$4,335,668	$3,264,095
Cost of sales	47,812	56,345

Gross margin	4,287,856	3,207,750

Operating expenses:
Sales and marketing	1,865,369	1,182,447
Research and development	654,289	576,205
General and administrative	1,637,208	1,272,851

Total operating expenses	4,156,866	3,031,503

Income from continuing operations	130,990	176,247
Other income, net	179,713	149,270
Income from continuing operations before income tax expense	310,703	325,517
Income tax expense	159,423	119,024
Income from continuing operations	151,280	206,493

Discontinued operations:
Income from discontinued operations before income tax expense	42,376	20,145
Income tax expense	31,081	5,178
Income from discontinued operations	11,295	14,967
Net income	$162,575	$221,460

Income from continuing operations per common share:

Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Income from discontinued operations per common share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Net income per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.01

Weighted average shares used in the per share calculation:
Basic	14,423,611	14,241,522

Diluted	15,843,052	15,255,107

SRS LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	10,627,409	$8,752,339
Accounts receivable, net	1,150,103	1,886,780
Inventories, net	74,318	80,421
Prepaid expenses and other current assets	504,421	522,426
Assets held for sale	2,216,084	1,859,127

Total Current Assets	14,572,335	13,101,093

Investments available for sale	17,019,395	17,077,170
Furniture, fixtures and equipment, net	485,686	425,288
Intangible assets, net	2,098,295	2,015,605
Deferred income taxes	386,412	380,386
Long term assets held for sale	1,997,510	2,065,123

Total Assets	$36,559,633	$35,064,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$856,042	$741,811
Accrued liabilities	860,816	801,898
Deferred revenue	408,654	537,636
Liabilities related to assets held for sale	2,102,253	2,170,701

Total Current Liabilities	4,227,765	4,252,046

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$.001 par value; 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$.001 par value; 56,000,000 shares authorized; 15,184,060 and 14,953,690 shares issued; and 14,509,962 and 14,279,592 shares outstanding at March 31, 2006 and December 31, 2005, respectively	15,185	14,955
Additional paid-in capital	64,989,244	63,574,518
Accumulated other comprehensive loss	(554,303)	(496,021)
Accumulated deficit	(29,114,813)	(29,277,388)
Treasury stock at cost, 674,098 shares at March 31, 2006 and December 31, 2005	(3,003,445)	(3,003,445)

Total Stockholders’ Equity	32,331,868	30,812,619

Total Liabilities and Stockholders’ Equity	$36,559,633	$35,064,665

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